Exhibit 10.S


                  GES EXPOSITION SERVICES, INC.
              SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

1.   EFFECTIVE DATE AND PURPOSE.

This GES Exposition Services, Inc. Supplemental Executive Retirement Plan (hereinafter referred to as the "Plan") is established effective August 1, 1995, as amended effective January 1, 1998, for the purpose of providing post-retirement income to Eligible Employees (as defined in Section 2) who are selected for participation and who continue to be employed as Eligible Employees on or after January 1, 1996. No person who ceases to be an Eligible Employee prior to January 1, 1996, shall be entitled to receive any benefit under this Plan. It is the intention of GES Exposition Services, Inc. (hereinafter called the "Company") that Eligible Employees shall be those selected by the Company from time to time such that the Plan continues to be eligible for exemption under Parts 2, 3, and 4 of Title 1 of ERISA. In order to further that intent, all Eligible Employees must fulfill at least the following requirements:

A. His or her basic earnings should exceed the Social Security Wage Base, for purposes other than Medicare, applicable in his or her year of enrollment by 25% and

B. He or she should be exempt from the provision of the Fair Labor Standards Act and

C. His or her duties should be those of supervisory or management personnel and

D. Eligible Employees shall be restricted to Officers of GES Exposition Services, Inc. or any of its subsidiaries or affiliates whose title shall be one of the following:

     Vice President
     Senior Vice President
     Executive Vice President
     President
     Chairman of the Board and Chief Executive Officer

2.   PARTICIPATION.

Employees of the Company including its subsidiaries or affiliates identified on Schedule A become eligible for the Plan when approved by the Board of Directors of the Company. A list of Eligible Employees with respect to each Schedule of Benefits is attached (Schedule B) to the Plan and such exhibit shall be periodically updated when additional employees become eligible.

3.   FUNDING.

No fund shall be established to provide for the payment of benefits under this Plan. Such payments shall be made only when an Eligible Employee retires and shall be payable by the Company at such time.

4.   CATEGORIES OF BENEFIT PAYMENTS TO ELIGIBLE EMPLOYEES.

Benefits shall be payable by the Company in accordance with the terms and conditions of the Plan and as described in each Schedule of Benefits to the Eligible Employees described in Schedule B.

5.   RETIREMENT BENEFIT.

The Plan shall pay a monthly benefit on retirement from the Company, after attainment of age 65, or age 55 with 10 or more years of service, equal to the amount by which the sum of the monthly pension benefits payable to the Eligible Employee from all qualified defined benefit plans maintained by the Viad Corp or any of its subsidiaries or its affiliates (hereinafter called the "Corporation") is less than that monthly benefit based on the provisions described in the Schedule of Benefits in this Plan in which the Eligible Employee is enrolled. In calculating the monthly benefit based on the Schedule of Benefits in this Plan, the following rules shall apply:

(a) Credited Service shall be determined from the later of January 1, 1980 or the Eligible Employee's date of hire with the Company to the calculation date for the benefit. Such determination of Credited Service shall be made using the definition of Credited Service under the Viad Corp Retirement Income Plan and the Greyhound Exposition Services, Inc. Appendix thereto (hereinafter referred to collectively as the "GES VCRIP Appendix"), but ignoring the curtailment in the GES VCRIP Appendix that prevents any additional Credited Service attributable to periods after July 31, 1995, from being taken into account.

(b) Compensation, Covered Compensation, and Average Monthly Compensation shall be determined by using the definitions in the GES VCRIP Appendix, but including the additional item of one-half of the bonuses awarded under the Company's Management Incentive Plan (counting the one-half of bonuses in the month in which they are awarded, provided however that the calculation for Eligible Employees who reach age 55 or older on or before December 31, 1997 shall continue to include 100% of the MIP) and ignoring the curtailment in the GES VCRIP Appendix that prevents any additional Compensation, Covered Compensation, or Average Monthly Compensation attributable to periods after July 31, 1995, from being taken into account.

(c) The rules governing the election of early retirement under this Plan shall be as defined in the GES Exposition Services, Inc. Appendix to the Viad Retirement Income Plan in effect on July 31, 1995 except that for accruals under this Plan after December 31, 1997 the benefit if beginning at age 62 and thereafter shall be reduced by 0.3334 percent (rather than
 .025) for each month that the commencement date of the Pension precedes the Participant's Normal Retirement Date.

Notwithstanding the foregoing, the limits of Internal Revenue Code Section 401(a)(17) and 415 shall not apply when making this calculation based on the rules of such Viad Corp Retirement Income Plan appendix. Also in making this determination, the amounts from such other Corporation pension plans shall be determined prior to the election of any options (such as joint and survivor elections).

6.   OPTIONAL FORMS.

If any pension is payable to an Eligible Employee from a pension plan maintained by the Corporation and an optional form of payment is elected under that plan, then a similar election will be assumed under this Plan. If two or more such pensions are payable from other plans, then the option selected for the largest pension shall prevail in the Plan.

7.   VESTING.

Notwithstanding any other provision hereof, any Eligible Employee hereunder who has accumulated five years of service with the Corporation and its subsidiaries taken as a whole, ignoring breaks in service, shall be fully vested and entitled to benefits hereunder.

8.   DEATH BENEFIT.

If an Eligible Employee dies prior to retirement and their spouse would be eligible for a benefit under the Viad Corp Retirement Income Plan, then the spouse will receive a benefit under this Plan equal to:

     (a) the benefit that would be provided by the Viad Corp Retirement Income Plan, but based on the benefit formula adjustments described in the Plan Schedule under which the Eligible Employee is covered; reduced by

     (b) The sum of all retirement benefits payable to the surviving spouse from all other defined benefit plans sponsored by Viad Corp or any of its subsidiaries.

9.   ADMINISTRATION, AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN.

The Board of Directors of the company may terminate the Plan or any Schedule of Benefits at any time. Any amounts vested under the Plan prior to any such termination shall continue to be subject to the terms, conditions, and elections in effect under the Plan when the Plan is terminated. The Plan may be amended at any time or from time to time by the Board of Directors of the Company. The Company shall have full power and authority to interpret and administer the Plan, including, but not limited to, the authority to appoint an administrative committee, to promulgate rules of Plan administration, to adopt a claims procedure, to conclusively settle any disputes as to rights or benefits arising from the Plan, and to make such decisions or take such actions as the Company, in its sole discretion, reasonably deems necessary or advisable to aid in the proper administration and maintenance of the Plan.

10.  MISCELLANEOUS.

The Plan, and any determination made by the Company, or any committee appointed by the Company to administer the Plan, in connection therewith, shall be binding upon each Eligible Employee, his or her beneficiary or beneficiaries, heirs, executors, administrators, successors and assigns. Notwithstanding the foregoing sentence, no benefit under the Plan may be sold, assigned, transferred, conveyed, hypothecated, encumbered, anticipated or otherwise disposed of, and any attempt to do so shall be void. No such benefit payment shall be, prior to actual receipt by the Eligible Employee, or his or her beneficiary or beneficiaries, as the case may be, in any manner subject to the debts, contracts, liabilities or engagements of such Eligible Employee or beneficiary(ies). The Plan shall not constitute, nor be deemed to constitute, a contract of employment between the Company, or any of its Subsidiaries, and any Eligible Employee, nor shall any provision hereof restrict the right of the Company or any of its Subsidiaries to discharge any Eligible Employee from his or her employment, with or without cause.

In witness whereof, the Company causes this GES Exposition Services, Inc. Supplemental Executive Retirement Plan to be executed by its duly authorized representative on this thirtieth day of December, 1997.

                                        VIAD CORP

                                        By:  /s/  Leon C. Reivitz
                                                  Vice President Human
                                                  Resources



                       GES EXPOSITION SERVICES, INC.
                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                Schedule A
                      List of participating Employers


Participating Company              Effective Date

GES Exposition Services, Inc.      August 1, 1995



                       GES EXPOSITION SERVICES, INC.
                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                SCHEDULE B

                      LIST OF PARTICIPATING EMPLOYEES


                       GES EXPOSITION SERVICES, INC.
                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                            Benefit Schedule C

Benefits may be payable based on the benefit formula below in respect of persons employed by the Company who are selected by the Board of Directors of the Company for coverage under this Schedule of Benefits. The amount used for this Schedule of Benefits under section 5 of the Plan in determining the monthly benefit payable to a covered Eligible Employee is equal to the sum of (1) plus (2) below, multiplied by all years of the Eligible Employee's Credited Service up to a maximum of 30 years:

     1) 1.15 percent of the lesser of the Eligible Employee's Average Monthly Compensation or his Covered Compensation.

     2) 1.70 percent of the excess, if any, of the Eligible Employee's Average Monthly Compensation over his Covered Compensation.

Provided, however, that for periods prior to January 1, 1998, "1.25" percent shall be used in paragraph "(1)" and "1.75" shall be used in paragraph "(2)".


                       GES EXPOSITION SERVICES, INC.
                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                            Benefit Schedule D

Benefits may be payable based on the benefit formula below in respect of persons employed by the Company who are selected by the Board of Directors of the Company for coverage under this Schedule of Benefits. The amount used for this Schedule of Benefits under section 5 of the plan in determining the monthly benefit payable to a covered Eligible Employee is equal to the sum of (1) plus (2) below, multiplied by all years of the Eligible Employee's Credited Service up to a maximum of 30 years:

1) 0.90 percent of the lesser of the Eligible Employee's Average Monthly Compensation or his Covered Compensation.

2) 1.40 percent of the excess, if any, of the Eligible Employee's Average Monthly Compensation over his Covered Compensation.